UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2011 (October 20, 2010)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 20, 2010, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) acquired, through a joint venture between an indirect wholly owned subsidiary of ours and JMI Realty, LLC, an unaffiliated third party (the “Kauai Joint Venture”), a fee simple interest in an oceanfront hotel property located at Waipouli Beach on the island of Kauai in Hawaii (the “Kauai Coconut Beach Hotel”) from Waipouli Owner, LLC, an unaffiliated third party (the “Seller”).  We acquired the Kauai Coconut Beach Hotel for the assumption and modification of $38 million of existing senior financing on the property.  In addition, we intend to make approximately $11.7 million of renovations and improvements to the Kauai Coconut Beach Hotel.

In connection with the acquisition of the Kauai Coconut Beach Hotel and assumption of the $38 million senior financing related to the property, on October 20, 2010, the Kauai Joint Venture entered into a Consent, Assumption and Modification Agreement with Release with the Seller, Kauai Coconut Beach Operator, LLC, JMI Realty, LLC, the Registrant, and Wells Fargo Bank, N.A., as Trustee for the Morgan Stanley Pass-Through Certificates Series 2006 XLF (the “Lender”).   In connection with such agreement, the liens of two mezzanine loans secured by direct and indirect ownership interests in the Seller were released by the holder thereof. In addition, through the Kauai Joint Venture, we entered into an amended and restated loan agreement with the Lender. The loan bears interest at 30-day LIBOR plus 95 basis points.  Pursuant to the terms of the loan agreement, the Kauai Joint Venture is required to enter into an interest rate protection agreement which caps LIBOR at 5.5% for the first three years of the loan and at 6% for the period thereafter.  Monthly payments on the loan are interest-only with the entire principal and any accrued and unpaid interest due at maturity. The maturity date is November 9, 2015, which may be extended until April 9, 2017.  The loan may be prepaid in whole but not in part without prepayment penalty or similar charge.

The Kauai Coconut Beach Hotel is comprised of an approximately 10.4 acre parcel of land and includes 311 guest rooms with an average size of 416 square feet, six meeting rooms totaling approximately 6,200 square feet, and a number of guest amenities including three restaurants, a day spa, outdoor swimming pool, fitness facility, and tennis courts.  It was originally completed in 1978 and renovated in 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, we hereby amend our Current Report on Form 8-K filed on October 26, 2010 to provide the required financial statements relating to our acquisition of, through the Kauai Joint Venture, the Kauai Coconut Beach Hotel as described in such Current Report.

In accordance with applicable rules and regulations of the Securities and Exchange Commission, the historical financial statements presented below are financial statements of Waipouli Holdings, LLC, the parent company of the Seller of the Kauai Coconut Beach Hotel. After reasonable inquiry, we are not aware of any material factors relating to the Kauai Coconut Beach Hotel that would cause the reported revenues, operating expenses, and cash flows relating to it not to be necessarily indicative of future operating results.

Item 9.01               Financial Statements and Exhibits.

Independent Auditors’ Report

To the Board of Directors

Waipouli Holdings, LLC

Dallas, Texas

We have audited the accompanying balance sheets of Waipouli Holdings, LLC (the Company) for the years ended December 31, 2009 and 2008, and the related statements of operations, members’ deficit, and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Waipouli Holdings, LLC will continue as a going concern.  As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency.  In addition, the Company has not complied with certain covenants of its Senior Loan, Senior Mezzanine Loan, and Junior Mezzanine Loan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters also are described in Note 1.  The December 31, 2009 and 2008 financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Nashville, Tennessee	/s/ Ernst and Young, LLP
December 21, 2010

Waipouli Holdings, LLC

Balance Sheets

(In Thousands)

	September 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$848	$722	$541
Cash and cash equivalents — restricted	887	2,060	2,411
Accounts receivable, net of allowance of $3, $42, and $48	347	289	287
Prepaid expenses	373	283	328
Inventories	36	53	45
Due from related party	—	—	41
Deferred financing costs, net of accumulated depreciation	—	—	159
Total current assets	2,491	3,407	3,812

Property and equipment, net of accumulated depreciation	35,553	36,420	52,756
Total assets	$38,044	$39,827	$56,568

Liabilities and members’ deficit
Current liabilities:
Notes payable	$68,350	$68,350	$68,350
Accounts payable and accrued expenses	741	788	632
Due to hotel manager	943	598	229
Interest payable	1,753	1,044	109
Deferred revenue	103	104	95
Total current liabilities	71,890	70,884	69,415

Long-term debt	—	—	—
Total liabilities	71,890	70,884	69,415

Members’ deficit	(33,846)	(31,057)	(12,847)
Total liabilities and members’ deficit	$38,044	$39,827	$56,568

See accompanying independent auditors’ report and notes.

Waipouli Holdings, LLC

Statements of Operations

(In Thousands)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,	Year Ended	Year Ended
	2010	2009	December 31,	December 31,
	(Unaudited)	(Unaudited)	2009	2008
Revenues:
Rooms	$3,904	$3,904	$4,898	$6,829
Food and beverage	1,047	814	1,150	2,348
Commercial space rental	59	69	92	109
Other	312	297	390	519
Total revenues	5,322	5,084	6,530	9,805

Operating expenses:
Housekeeping	744	685	919	1,074
Food and beverage	1,169	917	1,326	2,280
Front office and reservations	508	511	678	841
Depreciation and amortization	887	1,237	1,651	2,357
Administrative	1,470	1,265	1,795	1,234
Lease expense	—	16	20	7
Sales and marketing	391	364	496	650
Utilities	662	549	753	1,130
Maintenance	430	424	581	567
Front desk services	181	177	235	282
Property taxes	184	292	357	346
Insurance	426	400	519	647
Impairment loss	—	—	14,756	22,134
Total operating expenses	7,052	6,837	24,086	33,549

Operating loss	(1,730)	(1,753)	(17,556)	(23,744)

Other losses, net	—	—	—	(2)
Interest expense, net	(1,059)	(1,388)	(1,768)	(3,656)

Net loss	$(2,789)	$(3,141)	$(19,324)	$(27,402)

See accompanying independent auditors’ report and notes.

Waipouli Holdings, LLC

Statements of Members’ Capital

(In Thousands)

Balance at January 1, 2008	$14,555
Net loss	(27,402)
Balance at December 31, 2008	(12,847)
Capital contributions from members	1,114
Net loss	(19,324)
Balance at December 31, 2009	(31,057)
Net loss	(2,789)
Balanace at September 30, 2010 (unaudited)	$(33,846)

See accompanying independent auditors’ report and notes.

Waipouli Holdings, LLC

Statements of Cash Flows

(In Thousands)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,	Year Ended	Year Ended
	2010	2009	December 31,	December 31,
	(Unaudited)	(Unaudited)	2009	2008
Operating activities
Net loss	$(2,789)	$(3,141)	$(19,324)	$(27,402)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment loss	—	—	14,756	22,134
Depreciation and amortization	887	1,237	1,651	2,357
Amortization of deferred financing costs	—	159	159	318
Unrealized loss on interest rate cap	—	—	—	2
Changes in assets and liabilities:
Accounts receivable, net	(58)	(66)	(2)	560
Prepaid expenses	(90)	(136)	45	83
Inventories	17	(3)	(8)	5
Due from related party	—	41	41	18
Accounts payable and accrued expenses	(47)	59	156	(115)
Due to hotel manager	345	88	369	(95)
Interest payable	709	755	935	(115)
Deferred revenue	(1)	18	9	(26)
Net cash flows used in operating activities	(1,027)	(989)	(1,213)	(2,276)

Investing activities
Purchases of property and equipment	(20)	(24)	(71)	(255)
Net cash flows used in investing activities	(20)	(24)	(71)	(255)

Financing activities
Capital contributions from members	—	970	1,114	—
Change in restricted cash and cash equivalents	1,173	337	351	968
Net cash flows provided by financing activities	1,173	1,307	1,465	968

Net changes in cash and cash equivalents	126	294	181	(1,563)

Cash and cash equivalents at beginning of period	722	541	541	2,104
Cash and cash equivalents at end of period	$848	$835	$722	$541

Supplemental disclosures
Interest paid	$350	$474	$674	$3,796

See accompanying independent auditors’ report and notes.

Waipouli Holdings, LLC

Notes to the Financial Statements

For the Nine Month Periods Ended September 30, 2010 (unaudited) and 2009 (unaudited)

and for the Years Ended December 31, 2009 and 2008

1.  DESCRIPTION OF THE BUSINESS

Waipouli Holdings, LLC (the Company), a Delaware limited liability company, was formed on May 18, 2006, for the purpose of owning and operating the Kauai Beach at Maka’iwa Hotel, a Hawaii hotel (the Hotel). RREEF Global Opportunities Fund II, LLC (the DB Investor) has an 81.9% membership interest in the Company and is the managing member. RQI Holdings LLC, a Delaware limited liability company, has an 18.1% membership interest in the Company. On May 25, 2007, RQI Holdings LLC distributed its interest in the Company to Gaylord Hotels, Inc. As a limited liability company, the members’ liability is limited to the amount of their investment.

RQI Holdings LLC is the sole member of Aston Hotels & Resorts, formerly known as ResortQuest Hawaii, LLC, which manages the Hotel under a management agreement with the Company. The terms of this agreement are described further in Note 7. After May 25, 2007, Gaylord Hotels, Inc. and Aston Hotels & Resorts are not affiliated due to the ownership distribution described above. Capital calls and distributions are made pro rata in accordance with respective ownership interests until certain thresholds are met as defined in the joint venture agreement.

The Company incurred net losses of approximately $2.8 million, $3.1 million, $19.3 million and $27.4 million for the nine-month periods ended September 30, 2010 (unaudited) and 2009 (unaudited), and the years ended December 31, 2009 and 2008, respectively, and has continued to experience decreases in working capital. As a result, the Company was unable to make interest payments, was in technical default of the minimum debt yield requirement contained in its loan agreements (see Note 6), and was unable to extend its long-term debt. Therefore, the Company’s total long-term debt has been classified as a current liability in the accompanying balance sheets as of September 30, 2010 (unaudited), and December 31, 2009 and 2008.

Due to the events of default noted above, the primary lender commenced a mortgage foreclosure action against the Company in May 2009 and as a result the Hotel was placed in receivership. In addition, the members negotiated Forbearance Agreements with the primary lender to allow additional time for a possible private sale of the Hotel. The DB Investor executed a debt release with the primary lender requiring the DB Investor to make a final capital call in exchange for being discharged of its obligations under the loans and any future obligations.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP).

Effective September 15, 2009, the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC or the Codification) was adopted as the single source of authoritative nongovernmental GAAP. The Codification did not result in changes to current GAAP, but was intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one area. All existing accounting standard documents have been superseded and all other accounting literature not included in the Codification is considered nonauthoritative. Subsequent to the Codification, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Rather, it is issuing Accounting Standards Updates, which serve to update the Codification, provide background information about the guidance, and provide the basis for conclusions on the changes to the Codification. The adoption of the Codification did not have an impact on the financial statements.

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Waipouli Holdings, LLC

Notes to the Financial Statements

For the Nine Month Periods Ended September 30, 2010 (unaudited) and 2009 (unaudited)

and for the Years Ended December 31, 2009 and 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Cash and Cash Equivalents — Restricted

Restricted cash and cash equivalents represent amounts held in escrow under the terms of the Company’s loan agreements, as further described in Note 6.

Accounts Receivable, net

Accounts receivable include hotel guests and corporate accounts. The Hotel maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Receivables are considered past due based on the due date determined by contractual terms. Balances that remain outstanding after the Hotel has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to the accounts receivable.

Accounts receivable are reported net of the allowance for doubtful accounts. The Hotel’s estimate of the allowance is based on historical collection experience and a review of other accounts receivable.

Inventories

Inventories, which consist primarily of supplies associated with the Hotel’s food and beverage operations, are stated at the lower of cost or market.  Cost is determined on the first-in, first-out basis.

Deferred Financing Costs

Deferred financing costs for the period covered are as follows (in thousands):

	September 30,	December 31,	December 31,
	2010	2009	2008
Deferred financing costs, net of accumulated amortization of $954, $954, and $795	$—	$—	$159

Deferred financing costs consist of loan fees and other costs of financing that are amortized using the effective interest method over the term of the related financing agreements. Deferred financing costs amortized and recorded as interest expense in the accompanying statements of operations was approximately $-0-, $159,000, $159,000 and $318,000 for the nine-month periods ended September 30, 2010 (unaudited) and 2009 (unaudited), and the years ended December 31, 2009 and 2008, respectively.

Property and Equipment

Property and equipment are stated at cost. Improvements and significant renovations that extend the lives of existing assets are capitalized. Maintenance and repairs are charged to expense as incurred. Property and equipment are depreciated using the straight-line method over the following estimated useful lives:

Building and improvements 20-40 years

Land improvements 20 years

Furniture, fixtures and equipment 5-8 years

Waipouli Holdings, LLC

Notes to the Financial Statements

For the Nine Month Periods Ended September 30, 2010 (unaudited) and 2009 (unaudited)

and for the Years Ended December 31, 2009 and 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

The Hotel is reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the property may not be recoverable.

If such an event occurs, a comparison is made of the current and projected operating cash flows of the Hotel into the foreseeable future on an undiscounted basis to the carrying amount. The carrying amount is adjusted, if necessary, to the estimated fair value to reflect impairment in the value of the asset. Fair values are determined by management utilizing cash flow models and market discount rates, or by obtaining third-party broker or appraisal estimates in accordance with the fair value measurements policy.

As a result of the continued adverse economic conditions and dislocations in the credit markets that have and continue to negatively impact the commercial real estate market as a whole, the Hotel was evaluated for impairment. Impairments of $14.8 million and $22.1 million were recognized for the years ended December 31, 2009 and 2008, respectively. Determining whether a property is impaired and, if impaired, the amount of required write-down to fair value requires a significant amount of judgment by management and is based on the best information available to management at the time of evaluation. If market conditions continue to deteriorate or management’s plans for certain properties change, additional write-downs could be required in the future.

Derivatives and Hedging Activities

The Company records derivatives in the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the derivative has been designated as a hedge and, if so, whether the hedge has met the criteria necessary to apply hedge accounting.

The derivatives were not designated as hedging instruments, and accordingly, the net losses associated with the derivatives were recorded in the statement of operations in the period of change. At a cost of $627,000 at inception, the Company entered into an interest rate cap agreement that effectively caps interest paid on the Company’s Senior and Mezzanine Loans (see Note 6), thus reducing the impact of interest rate changes on future interest expense. The interest rate cap agreement limited the Company’s exposure to one-month LIBOR rates at 5.5% until July 15, 2008 and 6.0% after July 15, 2008. The interest rate cap agreement was terminated in 2008 when the Company defaulted on the related loans.

The Company recognized unrealized losses of $2,000 which were recorded in other losses in the accompanying statements of operations and are related to the change in fair value of the interest rate cap agreement for the year ended December 31, 2008.

Fair Value of Financial Assets and Liabilities

The Company measures and discloses certain financial assets and liabilities at fair value. GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

•              Level 1 — Quoted prices in active markets for identical assets or liabilities.

•              Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•              Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

For disclosure purposes, assets and liabilities are classified in their entirety in the fair value hierarchy level based on the lowest level of input that is significant to the overall fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement within the fair value hierarchy.

Waipouli Holdings, LLC

Notes to the Financial Statements

For the Nine Month Periods Ended September 30, 2010 (unaudited) and 2009 (unaudited)

and for the Years Ended December 31, 2009 and 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company utilizes the active market approach to measure fair value for our financial assets and liabilities.

Revenue Recognition

Revenues from hotel rooms are recognized as earned on the close of business each day. Revenues from food and beverage sales are recognized at the time of the sale. Other hotel revenues are recognized as services are provided to guests. Commercial rental revenues are recognized based upon the terms of the lease agreements. Any base rent with escalation clauses are recognized on a straight-line basis over the term of the lease agreement. Deferred revenue consists of deposits on advance room bookings.

The Company is required to collect certain taxes from customers on behalf of government agencies and remit these back to the applicable governmental entity on a periodic basis. These taxes are collected from customers at the time of purchase, but are not included in revenue. The Company records a liability upon collection from the customer and relieves the liability when payments are remitted to the applicable governmental agency.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising expense for the nine-month periods ended September 30, 2010 (unaudited) and 2009 (unaudited), and the years ended December 31, 2009 and 2008, was $72,000, $69,000, $95,000 and $225,000, respectively, and is included in sales and marketing expenses in the accompanying statements of operations.

Income Taxes

Income or loss for tax reporting purposes accrues to the members and, accordingly, no provision or benefit for income taxes is reflected in the accompanying financial statements.

Members’ Deficit

The net profits and losses of the Company are divided between the members in accordance with their respective ownership percentages until certain thresholds are met as defined in the joint venture agreement. While the DB Investor is the managing member of the Company, certain actions initiated by it require approval from RQI Holdings LLC or Gaylord Hotels, Inc. at the times that they owned their respective membership interests.

Cash Concentrations

We maintain cash deposits with major financial institutions, which from time to time may exceed federally insured limits. We periodically assess the financial condition of the institutions and believe that the risk of loss is minimal.

Geographical and Industry Concentration

The Company’s operations are primarily dependent on Hawaii’s tourism industry. The concentration of credit risk on accounts receivable is minimized by the large and diverse nature of the Hotel’s customer base.

Waipouli Holdings, LLC

Notes to the Financial Statements

For the Nine Month Periods Ended September 30, 2010 (unaudited) and 2009 (unaudited)

and for the Years Ended December 31, 2009 and 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements

In February 2007, the FASB issued updated guidance regarding the fair value option for financial assets and financial liabilities. The fair value option established by the new guidance permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This standard was adopted effective January 1, 2008, but the fair value measurement option has not been elected for any financial assets or liabilities at the present time; however, future eligible financial assets or liabilities may be measured at fair value.

In March 2008, the FASB issued updated guidance for disclosures about derivative instruments and hedging activities. The updated accounting guidance is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. The adoption of the updated accounting guidance did not have a material impact on the financial statements or disclosures.

In January 2010, the FASB updated the disclosure requirements for fair value measurements. The updated guidance requires companies to disclose separately the investments that transfer in and out of Levels 1 and 2 and the reasons for those transfers. Additionally, in the reconciliation for fair value measurements using significant unobservable inputs (Level 3), companies should present separately information about purchases, sales, issuances and settlements. The updated Company’s operations are primarily dependent on Hawaii’s tourism industry. The concentration of credit guidance was adopted on January 1, 2010, except for the disclosures about purchases, sales, issuances and settlements in the Level 3 reconciliation, which are effective for fiscal years beginning after December 15, 2010. The remaining guidance will be adopted on January 1, 2011. The adoption of the required guidance did not have a material impact on the financial statements or disclosures. The adoption of the remaining guidance is not expected to have a material impact on the financial statements or disclosures.

3.  ACCOUNTS RECEIVABLE

Accounts receivable for the periods covered are as follows (in thousands):

	September 30,	December 31,	December 31,
	2010	2009	2008
Hotel Operations	$338	$316	$331
Other	12	15	4
	350	331	335
Less allowance for doubtful accounts	(3)	(42)	(48)
	$347	$289	$287

4.  PROPERTY AND EQUIPMENT

Property and equipment for the periods covered are as follows (in thousands):

	September 30,	December 31,	December 31,
	2010	2009	2008
Buildings	$30,490	$30,490	$44,029
Land	4,471	4,471	6,300
Furniture, fixtures, and equipment	1,479	1,459	2,427
	36,440	36,420	52,756
Less accumulated depreciation	(887)	—	—
	$35,553	$36,420	$52,756

Waipouli Holdings, LLC

Notes to the Financial Statements

For the Nine Month Periods Ended September 30, 2010 (unaudited) and 2009 (unaudited)

and for the Years Ended December 31, 2009 and 2008

5.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses for the periods covered are as follows (in thousands):

	September 30,	December 31,	December 31,
	2010	2009	2008
Trade payables	$209	$463	$434
Accrued vacation	134	121	127
Excise and other taxes	60	51	52
Other	338	153	19
Total accounts payable and accrued expenses	$741	$788	$632

6.  NOTES PAYABLE

The Company has three loan agreements, a $43.2 million Senior Loan, a $12.575 million Senior Mezzanine Loan, and a $12.575 million Junior Mezzanine Loan with Wells Fargo Bank, N.A., as trustee for the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates Series 2006-XLF (collectively, the Loans). The Senior Loan is secured by the assets of the Company and is guaranteed by the DB Investor. The Senior Mezzanine Loan and Junior Mezzanine Loan are secured by the assets of the Company. The Loans were due on June 9, 2009 and have not been called by the lenders. Interest on the Senior Loan, the Senior Mezzanine Loan, and the Junior Mezzanine Loan is payable monthly based on one-month LIBOR plus 1.10%, 2.25%, and 4.5%, respectively.

The terms of the Loans required the purchase of an interest rate cap in a notional amount equal to the outstanding balances of the Loans in order to protect against adverse changes in one-month LIBOR. Pursuant to these agreements, the Company has purchased an interest rate cap agreement that caps the Company’s exposure to one-month LIBOR at 5.5% until July 15, 2008 and 6.0% after July 15, 2008; however, the interest rate cap agreement was terminated when the Company defaulted on the Loans. The weighted-average interest rate on the Loans was 2.1%, 2.4%, 2.4%, and 4.9% during the nine-month periods ended September 30, 2010 (unaudited) and 2009 (unaudited), and the years ended December 31, 2009 and 2008, respectively.

The terms of the Loans require that the Company maintain certain escrowed cash balances and comply with certain financial covenants. The financial covenants under the Senior Loan are structured such that failure to meet certain ratios triggers certain cash management restrictions. As discussed in Note 1, the Company was unable to make timely interest payments, was in technical default of the minimum debt yield requirement contained in its loan agreements, and, therefore, did not have the option to extend the maturity date of the Loans that were due on June 9, 2009. As a result, the entire long-term debt balance has been classified as a current liability in the accompanying balance sheets. In addition, the Company has accrued but not made interest payments subsequent to December 31, 2008 on its three loan agreements.

7.  HOTEL MANAGEMENT AGREEMENT

The Company has a Hotel Management Agreement (the Agreement) with Aston Hotels & Resorts (Aston) to manage and operate the Hotel. Pursuant to the terms of the Agreement, Aston is responsible for the day-to-day operations of the Hotel in accordance with the Company’s business plan. An interim Agreement was executed between the receiver and Aston effective October 1, 2009 that states the Agreement will continue on a month-to-month basis.

The Agreement includes a basic management fee equal to 2.5% prior to September 30, 2009 and 2% beginning October 1, 2009 of gross revenues as defined in the Agreement. These fees amounted to approximately $110,000, $132,000, $162,000, and $226,000 for the nine-month periods ended September 30, 2010 (unaudited) and 2009 (unaudited), and the years ended December 31, 2009 and 2008, respectively. The Agreement also included the possibility of an incentive management fee; however, no incentive management fees were paid during the nine-month period ended September 30, 2010 (unaudited), and the years ended December 31, 2009 and 2008, respectively.

The balances Due to hotel manager at September 30, 2010 (unaudited) and 2009 (unaudited), and December 31, 2009 and 2008 represent amounts due to Aston primarily related to expenses paid by Aston on behalf of the Company, such as operating payables and payroll expenses, as well as management fees earned but unpaid.

Waipouli Holdings, LLC

Notes to the Financial Statements

For the Nine Month Periods Ended September 30, 2010 (unaudited) and 2009 (unaudited)

and for the Years Ended December 31, 2009 and 2008

8.  COMMITMENTS AND CONTINGENCIES

The Company is party to legal proceedings arising in the ordinary course of business. It is the opinion of management that such legal actions will not have a material effect on the results of operations, financial condition or liquidity of the Company.

Parking Lot Lease

The Company leased approximately half acre of land for use as a parking lot in the grounds of the Hotel. Monthly rent for the property is comprised of a fixed base rent of $100, actual real property tax and common area assessment charges, plus general excise tax of 4.166%. The parking lot lease was terminated by the Company effective November 30, 2009. Lease expense of $-0-, $16,000, $20,000 and $7,000 was recorded for the nine-month periods ended September 30, 2010 (unaudited) and 2009 (unaudited), and the years ended December 31, 2009 and 2008, respectively.

9.  FUTURE MINIMUM RENTALS

Approximate future minimum cash receipts based on the terms of the tenants’ lease agreements under noncancelable operating leases with initial terms in excess of one year in effect as of December 31, 2009, are as follows:

Amount
Year Ending December 31, 2010	$39,000

10.  FAIR VALUE MEASUREMENTS

Financial Instruments

As of September 30, 2010 (unaudited) and December 31, 2009 and 2008, the carrying value of short-term financial instruments (cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and interest payable) approximates fair value due to their highly-liquid nature and/or the short maturity of these instruments.

The Company’s obligations are comprised of variable rate debt and their fair values are considered to approximate their carrying values.

Impairment of Property and Equipment

As a result of the continued adverse economic conditions and dislocations in the credit markets that have and continue to negatively impact the commercial real estate market as a whole, the Hotel was evaluated for impairment. As a result of the evaluation, an impairment loss of approximately $14.8 million and $22.1 million was recorded for the years ended December 31, 2009 and 2008, respectively. The inputs used to calculate the fair value of the Hotel included prices and other relevant information generated by market transactions involving identical or comparable assets. The fair value estimate is considered Level 3 under the fair value hierarchy described above.

The following table summarizes the impaired assets measured at fair value (in thousands) as of December 31, 2009:

	Quoted Prices	Significant	Significant
	in Active Markets	Other	Unobservable
	For Identical Items	Observable Inputs	Inputs	Total Gains
Description	(Level 1)	(Level 2)	(Level 3)	(Losses)
Hotel	$—	$—	$36,420	$(14,756)

Waipouli Holdings, LLC

Notes to the Financial Statements

For the Nine Month Periods Ended September 30, 2010 (unaudited) and 2009 (unaudited)

and for the Years Ended December 31, 2009 and 2008

The following table summarizes the impaired assets measured at fair value (in thousands) as of December 31, 2008:

	Quoted Prices	Significant	Significant
	in Active Markets	Other	Unobservable
	For Identical Items	Observable Inputs	Inputs	Total Gains
Description	(Level 1)	(Level 2)	(Level 3)	(Losses)
Hotel	$—	$—	$52,756	$(22,134)

In accordance with the policy for evaluation and recording impairments on the disposal of long-lived assets, property with a carrying amount of $51.2 million was written down to its fair value of $36.4 million as of December 31, 2009 and property with a carrying amount of $74.9 million was written down to its fair value of $52.8 million as of December 31, 2008.

11.  SUBSEQUENT EVENT

We have evaluated events that occurred after the balance sheet date through December 21, 2010, which is the date these financial statements were available to be issued, and the following event was noted.

On October 20, 2010, the Company negotiated a private sale of the Hotel with an unrelated joint venture for approximately $38 million. The proceeds of the sale and the restricted cash that was held in escrow under terms of the loan agreements were remitted to the lenders in exchange for the Company’s release of their obligations under the loans and any future obligations.

* * * * * *

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On October 20, 2010, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”), through a joint venture between our indirect wholly owned subsidiary and JMI Realty, LLC, an unaffiliated third party (the “Kauai Joint Venture”) acquired from Waipouli Owner, LLC, (the “Seller”) an unaffiliated third party, a fee simple interest in a hotel property located at Waipouli Beach on the island of Kauai in Hawaii (the “Kauai Coconut Beach Hotel”).  We own an 80% interest in the Kauai Joint Venture. We acquired the Kauai Coconut Beach Hotel for the assumption and modification of $38 million of existing senior financing on the property.

The Kauai Coconut Beach Hotel is comprised of an approximately 10.4 acre parcel of land and includes 311 guest rooms with an average size of 416 square feet, six meeting rooms totaling approximately 6,200 square feet and a number of guest amenities including three restaurants, a day spa, outdoor swimming pool, fitness facility and tennis courts.  It was originally completed in 1978 and renovated in 2006.

In order for us to qualify as a REIT, neither we, our operating partnership, nor any subsidiary can operate the hotel. Thus, the Kauai Joint Venture has leased the Kauai Coconut Beach Hotel to a joint venture formed between our taxable REIT subsidiary, which is a wholly owned subsidiary of our operating partnership and JMI Realty, LLC (the “Kauai Joint Venture Operator”).  We own an 80% interest in the Kauai Joint Venture Operator. The Kauai Joint Venture Operator has entered into a management agreement with Davidson Hotel Company LLC to manage and supervise the daily operations of the hotel.  The Kauai Joint Venture Operator has also entered into a franchise license agreement with Marriot International, Inc. which provides for franchising the hotel under the Courtyard by Marriot brand.

We believe that the Kauai Coconut Beach Hotel is suitable for its intended purpose and adequately covered by insurance. We intend to make approximately $11.7 million of renovations and improvements to the Kauai Coconut Beach Hotel which we expect to fund with proceeds from our initial public offering of common stock.  The Kauai Coconut Beach Hotel is located in a submarket where there are a number of comparable properties that might compete with it.

“Courtyard by Marriott” is a registered trademark of Marriott International, Inc. or one of its affiliates.

In connection with the acquisition of the Kauai Coconut Beach Hotel and assumption of the $38 million senior financing related to the property, on October 20, 2010, the Kauai Joint Venture entered into a Consent, Assumption and Modification Agreement with Release with the Seller, the Kauai Joint Venture Operator, the Registrant, and Wells Fargo Bank, N.A., as Trustee for the Morgan Stanley Pass-Through Certificates Series 2006 XLF (the “Lender”).   In connection with such agreement, the liens of two mezzanine loans secured by direct and indirect ownership interests in the Seller were released by the holder thereof. In addition, we entered, through the Kauai Joint Venture, an amended and restated loan agreement with the Lender. The loan bears interest at 30-day LIBOR plus 95 basis points.  Pursuant to the terms of the loan agreement, the Kauai Joint Venture is required to enter into an interest rate protection agreement which caps LIBOR at 5.5% for the first three years of the loan and at 6% for the period thereafter.  Monthly payments on the loan are interest-only with the entire principal and any accrued and unpaid interest due at maturity. The maturity date is November 9, 2015, which may be extended until April 9, 2017.  The loan may be prepaid in whole but not in part without prepayment penalty or similar charge.

We and the Kauai Joint Venture Operator have provided a limited guaranty with respect to certain potential costs, expenses, losses, damages and other sums which may result from certain actions or inactions by the Kauai Joint Venture and its affiliates.  We and the Kauai Joint Venture Operator have also provided a guaranty of the principal balance outstanding under the loan in the event of the occurrence of certain “bad boy” acts as set forth in the Guaranty. Pursuant to the Guaranty, both we and the Kauai Joint Venture Operator are jointly and severally liable for the guarantied obligations.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

We have made the following acquisitions since January 1, 2010:

			OP REIT II
Property Name	Date of Acquisition	Total Purchase Price(1)	Ownership Interest
Palms of Monterrey	May 10, 2010	$25.4 Million	90%
Holstenplatz	June 30, 2010	$12.5 Million	100%
Inland Empire Distribution Center (formerly El Cajon Distribution Center)(2)	August 10, 2010	$50.3 Million	16%
Archibald Business Center	August 27, 2010	$9.5 Million	80%
Parrot’s Landing	September 17, 2010	$42 Million	90%
Original Florida MOB Portfolio	October 8, 2010	$47.1 Million	90%
Gardens Medical Pavilion	October 20, 2010	$23.5 Million	90%
Kauai Coconut Beach Hotel	October 20, 2010	$38 Million	80%
Interchange Business Center	November 23, 2010	$30 Million	80%

(1) Purchase price is presented before closing costs for the acquired property and does not reflect any adjustments for ownership interest percentage.

(2) We purchased a 16% interest in Inland Empire Distribution Center (formerly El Cajon Distribution Center) and have determined that we exercise significant influence over, but do not control this entity.  Therefore, we do not consolidate this entity and account for it under the equity method of accounting.

The following unaudited pro forma consolidated balance sheet as of September 30, 2010 is presented as if we acquired the Kauai Coconut Beach Hotel on September 30, 2010.  Palms of Monterrey, Holstenplatz, Archibald Business Center, and Parrot’s Landing were acquired prior to September 30, 2010.  Therefore, no adjustments were made to the balance sheet.  The Florida MOB Portfolio and Gardens Medical Pavilion were acquired on October 8, 2010 and October 20, 2010, respectively. Therefore, the unaudited pro forma consolidated balance sheet has been adjusted for the purchase of these properties. The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 are presented as if we had acquired Palms of Monterrey, Holstenplatz, Archibald Business Center, Parrot’s Landing, Original Florida MOB Portfolio, Gardens Medical Pavilion, and Kauai Coconut Beach Hotel on January 1, 2009.

On November 23, 2010, the Company acquired Interchange Business Center, a four-building industrial property located in San Bernardino, California.  The financial statements of Interchange Business Center are required to be filed on or before February 9, 2011.  As a result, no adjustments have been included in the unaudited pro forma statement of operations related to Interchange Business Center.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2010 and our annual report on Form 10-K for the year ended December 31, 2009 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Balance Sheet (Unaudited)

(in thousands, except shares)

		Prior Acquisition Pro
	September 30, 2010	Forma	Pro Forma
	as Reported	Adjustments	Adjustments		Pro Forma
	(a)	(b)	(c)		September 30, 2010

Assets
Real Estate
Land and land improvements, net	$34,430	$6,279	$11,301		$52,010
Buildings, net	91,141	57,825	21,448		170,414
Total real estate	125,571	64,104	32,749		222,424
Real estate loans receivable, net	25,211	—	—		25,211
Total real estate and real estate-related investments, net	150,782	64,104	32,749		247,635

Cash and cash equivalents	92,173	(32,438)	(8,800)		50,935
Restricted cash	1,657	—	8,750	(d)	10,407
Accounts receivable, net	708	—	—		708
Interest receivable-real estate loans receivable	1,645	—	—		1,645
Prepaid expenses and other assets	2,176	1,462	671	(d)	4,309
Investment in unconsolidated joint venture	4,485	—	—		4,485
Furniture, fixtures and equipment, net	1,770	—	5,221		6,991
Acquisition deposits	2,222	(150)	—		2,072
Lease intangibles, net	4,602	7,790	—		12,392
Total assets	$262,220	$40,768	$38,591		$341,579

Liabilities and Equity
Notes payable	$79,039	$34,150	$38,000	(d)	$151,189
Accounts payable	366	—	—		366
Payables to related parties	1,178	322	—		1,500
Acquired below-market leases, net	999	1,326	—		2,325
Distributions payable	860	—	—		860
Accrued and other liabilities	3,653	—	—		3,653
Total liabilities	86,095	35,798	38,000		159,893

Commitments and contingencies

Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 outstanding	—	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 21,115,043 shares issued and outstanding	2	—	—		2
Additional paid-in capital	184,078	—	—		184,078
Accumulated distributions and net loss	(12,685)				(12,685)
Accumulated other comprehensive income	373	—	—		373
Total Behringer Harvard Opportunity REIT II, Inc. equity	171,768	—	—		171,768
Noncontrolling interest	4,357	4,970	591	(e)	9,918
Total equity	176,125	4,970	591		181,686
Total liabilities and equity	$262,220	$40,768	$38,591		$341,579

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2010

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2010 as Reported	Prior Acquisition Pro Forma Adjustments	Consolidated Statement of Operations and Comprehensive Loss	Other Pro Forma		Pro Forma Nine Months Ended September 30,
	(a)	(b)	(c)	Adjustments		2010

Revenues
Rental revenue	$6,204	$17,333	$—	$—		$23,537
Hotel revenue	—	—	5,322	—		5,322
Interest income from real estate loans receivable	3,753	(775)	—	—		2,978
Total revenues	9,957	16,558	5,322	—		31,837

Expenses
Property operating expenses	2,016	6,787	4,511	—		13,314
Interest expense	1,399	2,962	1,059	(1,059	)(d)	4,709
				348	(e)
Real estate taxes	663	2,364	184	—		3,211
Property management fees	196	743	132	(132	)(f)
				160	(g)	1,099
Asset management fees	683	1,017	—	106	(h)	1,806
General and administrative	1,562	872	1,338	—		3,772
Acquisition expense	4,581	—	—	—		4,581
Depreciation and amortization	3,235	5,983	887	1,427	(i)	11,532
Total expenses	14,335	20,728	8,111	850		44,024

Interest income, net	437	—	—	—		437
Gain on sale of investment	152					152
Bargain purchase gain	5,492	(5,492)	—	—		—
Other expense, net	(133)	—	—	—		(133)
Income (loss) before equity in losses of unconsolidated joint venture	1,570	(9,662)	(2,789)	(850)		(11,731)
Equity in losses of unconsolidated joint venture	(151)	—	—	—		(151)
Net income (loss)	1,419	(9,662)	(2,789)	(850)		(11,882)
Add: net (income) loss attributable to the noncontrolling interest	(388)	384	—	728	(j)	724
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$1,031	$(9,278)	$(2,789)	$(122)		$(11,158)

Weighted average shares outstanding:
Basic and diluted	18,369					18,369

Income per share:
Basic and diluted	$0.06					$(0.61)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2009

(in thousands, except per share amounts)

	Year Ended December 31, 2009 as Reported	Prior Acquisition Pro Forma Adjustments	Consolidated Statement of Operations and Comprehensive Loss	Other Pro Forma		Pro Forma Year Ended December 31,
	(a)	(b)	(c)	Adjustments		2009

Revenues
Rental revenue	$5,484	$25,819	$—	$—		$31,303
Hotel revenue	—	—	6,530	—		6,530
Interest income from real estate loans receivable	891	—	—	—		891
Total revenues	6,375	25,819	6,530	—		38,724

Expenses
Property operating expenses	1,381	10,418	5,527	—		17,326
Interest expense	1,309	4,006	1,768	(1,768	)(d)	5,780
				465	(e)
Real estate taxes	646	3,358	357			4,361
Property management fees	172	1,107	162	(162	)(f)
				196	(g)	1,475
Asset management fees	457	1,558	—	131	(h)	2,146
General and administrative	1,545	1,625	1,633	—		4,803
Impairment loss	—	—	14,756	—		14,756
Depreciation and amortization	2,422	11,550	1,651	1,902	(i)	17,525
Total expenses	7,932	33,622	25,854	764		68,172

Interest income, net	484	—	—	—		484
Other income, net	—	5,492	—	—		5,492
Income (loss) before equity in losses of unconsolidated joint venture	(1,073)	(2,311)	(19,324)	(764)		(23,472)
Equity in losses of unconsolidated joint venture	(2)	—	—	—		(2)
Net income (loss)	(1,075)	(2,311)	(19,324)	(764)		(23,474)
Add: net (income) loss atttributable to the noncontrolling interest	9	170	—	4,018	(j)	4,197
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$(1,066)	$(2,141)	$(19,324)	$3,254		$(19,277)

Weighted average shares outstanding:
Basic and diluted	10,592					10,592

Income (loss) per share:
Basic and diluted	$(0.10)					$(1.82)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Balance Sheets

a.                                      Reflects our historical balance sheet as of September 30, 2010.

b.                                      Reflects the pro forma balance sheet adjustments for the acquisitions of the Original Florida MOB Portfolio and Gardens Medical Pavilion as if the properties had been acquired on September 30, 2010.

c.                                       Reflects the acquisition of the Kauai Coconut Beach Hotel for the assumption and modification of the $38 million of senior financing associated with the property.  We have preliminarily allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (amounts in thousands):

Description	Allocation	Estimated Useful Life

Land	$11,301	—
Buildings	21,448	25 years
Food and Beverage Inventory	30	—
Furniture, fixtures and equipment	5,221	5 years
	$38,000

We have preliminarily allocated the purchase price to the above tangible and identified intangible assets acquired and liabilities assumed based on their fair values in accordance with general accepted accounting principles as follows:

Upon the acquisition of real estate properties, we recognize the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their fair values.  The acquisition date is the date on which we obtain control of the real estate property. The assets acquired and liabilities assumed may consist of buildings, any assumed debt, identified intangible assets and asset retirement obligations.  Identified intangible assets generally consist of the above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.  Goodwill is recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree over the fair value of identifiable net assets acquired. Likewise, a bargain purchase gain is recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree is less than the fair value of the identifiable net assets acquired. Acquisition-related costs are expensed in the period incurred.

Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

d.                                      Reflects the assumed and modified loan in the amount of $38 Million, along with restricted reserves of $8.8 million, and associated deferred financing costs of $641,000.

e.                                       Reflects the noncontrolling interest share of the allocated pro forma assets.

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2010

a.                                      Reflects our historical operations for the nine months ended September 30, 2010.

b.                                      Reflects the pro forma adjustments for the acquisition of Palms of Monterrey, which was acquired on May 10, 2010, Holstenplatz, which was acquired on June 30, 2010, Archibald Business Center, which was acquired on August 27, 2010, Parrot’s Landing, which was acquired on September 17, 2010, the Original Florida MOB Portfolio, which was acquired on October 8, 2010, and Gardens Medical Pavilion, which was acquired on October 20, 2010, as if the properties had been acquired on January 1, 2009.

c.                                       Reflects the historical revenues and certain operating expenses of Kauai Coconut Beach Hotel for the nine months ended September 30, 2010.

d.                                      Reflects the reversal of historical interest expense for Kauai Coconut Beach Hotel.

e.                                       Reflects the anticipated interest expense associated with the assumed and modified loan for Kauai Coconut Beach Hotel.

f.                                        Reflects the reversal of historical property management fees associated with the Kauai Coconut Beach Hotel.

g.                                       Reflects the property oversight management fees associated with the current management of Kauai Coconut Beach Hotel, for a fee of 0.5% of annual gross revenues, as defined in the property management agreement.

h.                                      Reflects the inclusion of an asset management fee associated with Kauai Coconut Beach Hotel, based on 2% of the gross revenues.

i.                                          Reflects the depreciation and amortization of Kauai Coconut Beach Hotel using the straight-line method over the estimated useful life of 25 years for buildings and 5 years for furniture, fixtures and equipment.

j.                                         Reflects the net income (loss) attributable to the noncontrolling interest of Kauai Coconut Beach Hotel.

Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2009

a.                                      Reflects our historical operations for the year ended December 31, 2009.

b.                                      Reflects the pro forma adjustments for the acquisition of Palms of Monterrey, which was acquired on May 10, 2010, Holstenplatz, which was acquired on June 30, 2010, Archibald Business Center, which was acquired on August 27, 2010, Parrot’s Landing, which was acquired on September 17, 2010, the Original Florida MOB Portfolio, which was acquired on October 8, 2010, and Gardens Medical Pavilion, which was acquired on October 20, 2010, as if the properties had been acquired on January 1, 2009.

c.                                       Reflects the historical revenues and certain operating expenses of Kauai Coconut Beach Hotel for the year ended December 31, 2009.

d.                                      Reflects the reversal of historical interest expense for Kauai Coconut Beach Hotel.

e.                                       Reflects the anticipated interest expense associated with the assumed and modified loan for Kauai Coconut Beach Hotel.

f.                                        Reflects the reversal of historical property management fees associated with the Kauai Coconut Beach Hotel.

g.                                       Reflects the property oversight fees associated with the current management of Kauai Coconut Beach Hotel, for a fee of 0.5% of annual gross revenues, as defined in the property management agreement.

h.                                      Reflects the inclusion of an asset management fee associated with Kauai Coconut Beach Hotel, based on 2% of gross revenues.

i.                                          Reflects the depreciation and amortization of Kauai Coconut Beach Hotel using the straight-line method over the estimated useful life of 25 years for buildings and 5 years for furniture, fixtures and equipment.

j.                                         Reflects the net income (loss) attributable to the noncontrolling interest of the Kauai Coconut Beach Hotel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: January 5, 2011	By:	/s/ Kymberlyn Janney
Kymberlyn Janney
Chief Financial Officer